Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

AMONG

WOLFSPEED, INC.

AND

THE HOLDERS PARTY HERETO

DATED SEPTEMBER 29, 2025

i

TABLE OF CONTENTS

(cont’d)

Exhibit A	-	Adoption Agreement
Schedule I	-	List of Holders

ii

THIS REGISTRATION RIGHTS AGREEMENT, dated as of September 29, 2025 (this “Agreement”), is entered into by and among Wolfspeed, Inc., a Delaware corporation (together with any successor entity thereto, the “Company”), and each of the Holders (as defined below) that are parties hereto from time to time.

RECITALS

A. Wolfspeed, Inc. and Wolfspeed Texas LLC filed the Joint Prepackaged Chapter 11 Plan of Reorganization of Wolfspeed, Inc. and Its Debtor Affiliate [Docket No. 8] (as modified, amended, or supplemented from time to time, the “Plan”) on June 30, 2025 in the jointly-administered chapter 11 cases captioned In re Wolfspeed, Inc., et al., Case No. 25-90163 (CML), which was confirmed by the United States Bankruptcy Court for the Southern District of Texas on September 8, 2025 pursuant to the Confirmation Order (as defined below).

B. The Company proposes to issue Common Stock, Warrants and Convertible Notes (each as defined below) and to remit to Renesas (as defined below) the Base Consideration Proceeds (as defined below) and, if applicable, the Contingent Additional Consideration Proceeds (as defined below) from the sale of Common Stock, in each case pursuant to, and upon the terms set forth in, the Plan, the Order (I) Approving (A) the Disclosure Statement, (II) Confirming Joint Prepackaged Chapter 11 Plan of Reorganization of Wolfspeed, Inc. and Its Debtor Affiliate, and (III) Approving Entry into the Backstop Agreement [Docket No. 285] (the “Confirmation Order”), and the Definitive Documentation (as defined below).

C. The Company and the Holders have agreed to enter into this Agreement pursuant to which the Company shall grant the Holders certain registration rights under the Securities Act (as defined below) with respect to the Registrable Securities (as defined below) in furtherance of the foregoing.

D. The Holders on Schedule I are deemed to have executed this Agreement pursuant to the Confirmation Order (as defined below).

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used herein, the following terms shall have the following respective meanings:

“Additional Approvals” has the meaning assigned to such term in the Plan.

“Adoption Agreement” means an Adoption Agreement in the form attached hereto as Exhibit A.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

“Agreement” has the meaning set forth in the Preamble.

“Assignee” has the meaning set forth in Section 7.5.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 (or any successor rule then in effect) promulgated under the Securities Act.

“Base Consideration Proceeds” has the meaning assigned to such term in the Plan.

“beneficially owned,” “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 and 13d-5 (or any successor rule then in effect) under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event (including, for the avoidance of doubt, the Renesas Base Distribution Date) or with the passage of time.

“Board” means the Board of Directors of the Company from time to time.

“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks in New York City or the State of California in the United States, or Japan, are authorized or required by law to be closed.

“CFIUS Approval” has the meaning assigned to such term in the Plan.

“Commission” means the U.S. Securities and Exchange Commission or any other U.S. Federal agency at the time administering the Securities Act.

“Common Stock” means, collectively, the Company’s shares of common stock, par value $0.00125 per share, any additional security paid, issued or distributed in respect of any such shares by way of a dividend, split or distribution, or in connection with a combination of shares, and any security into which such Common Stock or additional securities shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, amalgamation, consolidation, exchange, distribution or otherwise.

“Company” has the meaning set forth in the Preamble.

“Confirmation Order” has the meaning set forth in the recitals.

“Contingent Additional Consideration Proceeds” has the meaning assigned to such term in the Plan.

“control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Convertible Notes” means the Renesas Convertible Notes and the Non-Renesas Convertible Notes.

“Definitive Documentation” has the meaning assigned to such term in the Plan.

“Disposition Agreement” means, together with any necessary ancillary related documentation, the Investor Rights and Disposition Agreement entered into on the date hereof between the Company and Renesas, as may be amended or supplemented from time to time.

“Effective Date” has the meaning assigned to such term in the Plan.

“ELOC/ATM” means the equity line of credit or “at the market” program entered into to facilitate the sale of Common Stock as set forth in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority or any successor regulatory authority.

“Form S-1 Shelf” has the meaning ascribed to it in Section 2.1(a).

“Form S-3 Shelf” has the meaning ascribed to it in Section 2.1(a).

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holders” means any holder of Registrable Securities that is set forth on Schedule I hereto and Transferees of such Holders that acquire Registrable Securities in accordance with Section 7.5 and execute an Adoption Agreement in accordance with Section 7.5 (in each case, so long as such Persons holds any Registrable Securities).

“Information” has the meaning ascribed to it in Section 4.1(i).

“Initial Notice” has the meaning ascribed to it in Section 3.1(a).

“Inspectors” has the meaning ascribed to it in Section 4.1(i).

“Lock-up Period” has the meaning ascribed to it in Section 2.6(a).

“MNPI” has the meaning ascribed to it in Section 4.2.

“New 2L Convertible Notes” has the meaning assigned to such term in the Plan.

“New Renesas 2L Takeback Convertible Notes” has the meaning assigned to such term in the Plan.

“Non-Renesas Convertible Notes” means any New 2L Convertible Notes issued or issuable to Non-Renesas Holders pursuant to the Plan that are (i) issued to a Non-Renesas Holder who reasonably determines (on the advice of counsel) that it may be deemed an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company; provided, that, such Non-Renesas Holder provides notice to the Company and Renesas of such determination on or prior to the date hereof and the Company reasonably agrees (on advice of counsel) with such determination; or (ii) issued other than pursuant to Section 1145 of the Bankruptcy Code.

“Non-Renesas Holders” means Holders party hereto from time to time, in each case other than Renesas.

“Non-Renesas Underwritten Shelf Take-Down” has the meaning ascribed to it in Section 2.1(b).

“Non-Underwritten Shelf Take-Down” has the meaning ascribed to it in Section 2.1(d).

“Opt-In Election” has the meaning ascribed to it in Section 4.2.

“Opt-Out Election” has the meaning ascribed to it in Section 4.2.

“Person” means any individual, partnership, limited liability company, corporation, company, association, joint stock company, trust, joint venture, unincorporated organization or any governmental entity or any department, agency or political subdivision thereof.

“Piggyback Notice” has the meaning ascribed to it in Section 3.1(a).

“Piggyback Registration” means any registration pursuant to Section 3.1(a).

“Plan” has the meaning set forth in the recitals.

“Policies” has the meaning ascribed to it in Section 4.2.

“Primary Demand Notice” has the meaning ascribed to it in Section 2.2(b).

“Primary Demand Registration” means a registration of Primary Shares pursuant to Section 2.2.

“Primary Demand Right” has the meaning ascribed to it in Section 2.2(a).

“Primary Shares” has the meaning ascribed to it in Section 2.2(a).

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the securities covered by such Registration Statement and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments and, in each case, all material incorporated by reference in such prospectus.

“Registered Primary Offering” means a primary registered offering of Primary Shares pursuant to Section 2.2.

“Registrable Securities” means, with respect to any Holder, at any time, the Shares held or beneficially owned by such Holder at such time; provided, however, that as to any Registrable Securities, such securities shall cease to be Registrable Securities (i) upon the sale thereof pursuant to an effective registration statement, (ii) upon the sale thereof pursuant to Rule 144, (iii) when such securities cease to be outstanding, (iv) when (A) such Registrable Securities are held by a Holder that together with its Affiliates beneficially owns Shares representing less than 3% of the issued and outstanding Common Stock of the Company and (B) on advice of counsel to the Company, which counsel shall be reasonably acceptable to the relevant Holder, such securities may be sold or disposed of by such Holder without the volume, manner of sale and public information limitations under Rule 144 (or any similar provisions then in force), or (v) if such securities shall have been otherwise transferred and new certificates or book-entries for them not bearing a legend restricting transfer shall have been delivered by the Company and such securities may be publicly resold without registration under the Securities Act; provided, further, that, prior to the Renesas Base Distribution Date, clauses (ii), (iii), (iv) and (v) of this definition shall not apply to Registrable Securities held or beneficially owned by Renesas.

“Registration Statement” means any registration statement of the Company filed with the Commission under the Securities Act that covers the Registrable Securities or the Primary Shares, including any preliminary Prospectus and the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits thereto and all material incorporated by reference in such registration statement.

“Regulatory Approvals” has the meaning assigned to such term in the Plan.

“Related Fund” means any investment manager or advisor that controls, manages, advises or subadvises a Holder.

“Renesas” means Renesas Electronics America Inc., a California corporation (or any successor thereto), and any of its controlled Affiliates.

“Renesas Base Distribution Date” has the meaning assigned to such term in the Plan.

“Renesas Convertible Notes” means the New Renesas 2L Takeback Convertible Notes issued or issuable to Renesas pursuant to the Plan, including, prior to the Renesas Base Distribution Date, the associated entitlement to recovery on account of Renesas’ allowed Class 5 claim pursuant to the Plan and the Confirmation Order.

“Renesas Underwritten Shelf Take-Down” has the meaning ascribed to it in Section 2.1(b).

“Renesas Warrants” means the Warrants issued or issuable to Renesas pursuant to the Plan, including, prior to the Renesas Base Distribution Date, the associated entitlement to recovery on account of Renesas’ allowed Class 5 claim pursuant to the Plan and the Confirmation Order.

“Representatives” has the meaning ascribed to it in Section 4.2.

“Required Holders” means each of (i) Renesas for so long as Renesas beneficially owns Registrable Securities and (ii) Holders of a majority of the Registrable Securities beneficially owned by Non-Renesas Holders.

“Rule 144” means Rule 144 under the Securities Act (or successor rule).

“Rule 144A” means Rule 144A under the Securities Act (or successor rule).

“Seasoned Issuer” means an issuer eligible to use a registration statement on Form S-3 under the Securities Act and who is not an “ineligible issuer” as defined in Rule 405.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Holders” means the Holders selling Registrable Securities pursuant to a Registration Statement under this Agreement.

“Selling Holders’ Counsel” has the meaning set forth in Section 4.1(b).

“Shares” means Common Stock (i) issued or issuable to Renesas pursuant to the Plan, including, prior to the Renesas Base Distribution Date, the associated entitlement to recovery on account of Renesas’ allowed Class 5 claim pursuant to the Plan and the Confirmation Order; (ii) issued or issuable upon exercise of the Renesas Warrants; (iii) issued or issuable upon conversion of the Renesas Convertible Notes; (iv) issued or issuable to any Non-Renesas Holder pursuant to the Plan which Non-Renesas Holder reasonably determines (on the advice of counsel) that it may be deemed an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company; provided, that, such Non-Renesas Holder provides notice to the Company and Renesas of such determination on or prior to the date hereof and the Company reasonably agrees (on advice of counsel) with such determination; and (v) issued or issuable upon conversion of the Non-Renesas Convertible Notes and shall also include any security of the Company issued in respect of or in exchange for such securities of the Company described in the foregoing clause (i) through (v), whether by way of dividend or other distribution, split, recapitalization, merger, amalgamation, rollup transaction, consolidation or reorganization.

“Shelf Holder” has the meaning ascribed to it in Section 2.1(b).

“Shelf Registration” has the meaning ascribed to it in Section 2.1(a).

“Shelf Registration Statement” has the meaning ascribed to it in Section 2.1(a).

“Shelf Take-Down” has the meaning ascribed to it in Section 2.1(b).

“Subsequent Shelf Registration Statement” has the meaning ascribed to it in Section 2.1(f).

“Subsidiary” means each Person in which another Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% in voting power of the outstanding capital stock or other equity interests.

“Transfer” means any direct or indirect sale, assignment, transfer, conveyance, gift, bequest by will or under intestacy laws, pledge, mortgage, charge, hypothecation or other encumbrance, or any other disposition, of the stated security (or any interest therein or right thereto, including the issuance of any total return swap or other derivative whose economic value is primarily based upon the value of the stated security) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the stated security (or any interest therein) whatsoever, or any other transfer of beneficial ownership of the stated security, with or without consideration and whether voluntarily or involuntarily (including by operation of law).

“Transferee” means a Person acquiring Shares pursuant to a Transfer.

“Underwritten Offering” means a sale, on the Company’s or any Holder’s behalf, of Shares or Primary Shares by the Company or a Holder to an underwriter for reoffering to the public.

“Underwritten Shelf Take-Down” has the meaning ascribed to it in Section 2.1(c)(i).

“Underwritten Shelf Take-Down Notice” has the meaning ascribed to it in Section 2.1(c)(i).

“Warrants” means, collectively, those certain warrants to purchase shares of Common Stock issued to Renesas by the Company, dated as of date hereof.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act (or any successor rule then in effect) and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 under the Securities Act.

ARTICLE II

SHELF AND PRIMARY DEMAND REGISTRATION

Section 2.1 Shelf Registration.

(a) Filing. As promptly as practicable, and in any event not later than forty five (45) days of each of (i) the date hereof and (ii) solely with respect to Registrable Securities held by Renesas, the occurrence of the Renesas Base Distribution Date, the Company shall, pursuant to the requirements of this Section 2.1(a), file (or confidentially submit) on Form S-1 (the “Form S-1 Shelf”) or, if available, on Form S-3 (a “Form S-3 Shelf” and, together with the Form S-1 Shelf and any Automatic Shelf Registration Statement, if available, a “Shelf Registration Statement”) a Shelf Registration Statement to register under the Securities Act the Registrable Securities owned by the Holders (as applicable) at such time in accordance with Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). For purposes of this Section 2.1 only, the Registrable Securities owned by Renesas on any date shall only include those Registrable Securities (including Registrable Securities underlying securities convertible for or exercisable into Shares) actually distributed to Renesas on or prior to such date pursuant to the Plan. With respect to each Shelf Registration, (i) the Company shall use commercially reasonable efforts to cause to be declared effective the Shelf Registration Statement as promptly as practicable after the filing (or confidential submission) thereof and, in any event, within five (5) Business Days of resolving all Commission comments or receiving notice that the Shelf Registration Statement will not be reviewed and (ii) the Shelf Registration Statement shall include a Plan of Distribution disclosure in customary form for similar resale registration statements as reasonably requested by the Holders holding a majority of the Registrable Securities included in such Shelf Registration Statement (which shall include, if Registrable Securities held by Renesas are included in such Shelf Registration Statement, the Non-Renesas Holders holding a majority of the Registrable Securities included in such Shelf Registration Statement that are held by Non-Renesas Holders).

(b) Shelf Take-Downs. Any Holder whose Registrable Securities are included in an effective Shelf Registration Statement (a “Shelf Holder”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 2.1 shall apply. Notwithstanding the foregoing: (i) any such Shelf Holder may initiate an unlimited number of Non-Underwritten Shelf Take-Downs pursuant to Section 2.1(d) below; (ii) Renesas may initiate no more than three (3) Underwritten Shelf Take-Downs (including any block trade) pursuant to Section 2.1(c) below during any 12-month period (any such Underwritten Shelf Take-Down, a “Renesas Underwritten Shelf Take-Down”); and (iii) Non-Renesas Holders may initiate no more than two (2) Underwritten Shelf Take-Downs (including any block trade) pursuant to Section 2.1(c) below during any 12-month period (any such Underwritten Shelf Take-Down, a “Non-Renesas Underwritten Shelf Take-Down”); provided, that, the Registrable Securities requested to be sold by the initiating Shelf Holder(s) of any single Underwritten Shelf Take-Down shall have an anticipated aggregate offering price (before deducting underwriting discounts and commissions) of at least $75.0 million.

(c) Underwritten Shelf Take-Downs.

(i) Subject to Section 2.1(b), at any time that a Shelf Registration Statement is effective, if a Shelf Holder so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down”) and, if necessary, the Company shall use reasonable best efforts to file any necessary Prospectus supplement or post-effective amendment to its Shelf Registration Statement as soon as practicable and, in any event, within (x) if the Shelf Registration Statement is on Form S-3, ten (10) Business Days, and (y) if the Shelf Registration Statement is on Form S-1, fifteen (15) Business Days, in each case after the receipt of an Underwritten Shelf Take-Down Notice, unless a longer period is agreed to by the Shelf Holder(s) initiating the Underwritten Shelf Take-Down, and in all events subject to compliance with the notice requirements described in Section 2.1(c)(ii) and Section 3.1(a). Such initiating Shelf Holder(s) shall indicate in such Underwritten Shelf Take-Down Notice (A) the aggregate number of Registrable Securities expected to be offered and sold in such Underwritten Shelf Take-Down, (B) the expected plan of distribution of such Underwritten Shelf Take-Down, and (C) whether it intends for such Underwritten Shelf Take-Down to involve a customary “roadshow” (including an “electronic roadshow”) or other marketing effort by the underwriters.

(ii) Upon delivery of an Underwritten Shelf Take-Down Notice, the Company shall promptly deliver an Initial Notice of such Underwritten Shelf Take-Down to all Shelf Holders pursuant to Section 3.1(a).

(iii) Upon delivery of an Initial Notice, the other Shelf Holders may elect to sell Registrable Securities in such Underwritten Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by the initiating Shelf Holder(s), by following the procedure set forth in Section 3.1(a) (but, in all cases, subject to Section 2.5(b) and Section 2.7).

(iv) Notwithstanding the delivery of any Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Underwritten Shelf Take-Down shall be at the discretion of the Shelf Holders holding a majority of the Registrable Securities contemplated to be sold under such Underwritten Shelf Take-Down Notice. The Shelf Holder(s) initiating the Underwritten Shelf Take-Down may withdraw an Underwritten Shelf Take-Down Notice by providing written notice to the Company at any time prior to the execution of an underwriting agreement, unless the Company is informed by the remaining Holders of Registrable Securities included in such Underwritten Shelf Take-Down to continue with such offering and the anticipated aggregate offering price (before deducting underwriting discounts and commissions) of the remaining Registrable Securities covered thereby (excluding the Registrable Securities of the withdrawing Holders) are at least $75.0 million. To the extent an Underwritten Shelf Take-Down Notice is so withdrawn, such Underwritten Shelf Take-Down shall not be counted towards the limitations set forth in Section 2.1(b). To the extent an Underwritten Shelf Take-Down Notice was delivered by Renesas and is not so withdrawn, due to the remaining Holders of Registrable Securities included in such Underwritten Shelf Take-Down informing the Company to proceed with such Underwritten Shelf Take-Down, and to the extent that Renesas does not participate in such Underwritten Shelf Take-Down, such Underwritten Shelf Take-Down shall be counted as a Non-Renesas Underwritten Shelf Take-Down under Section 2.1(b)(iii) and shall not be counted as a Renesas Underwritten Shelf Take-Down under Section 2.1(b)(ii). To the extent an Underwritten Shelf Take-Down Notice was delivered by Non-Renesas Holder(s) and is not so withdrawn, due to Renesas informing the Company to proceed with such Underwritten Shelf Take-Down, and to the extent that no Non-Renesas Holders participate in such Underwritten Shelf Take-Down, such Underwritten Shelf Take-Down shall be counted as a Renesas Underwritten Shelf Take-Down under Section 2.1(b)(ii) and shall not be counted as a Non-Renesas Underwritten Shelf Take-Down under Section 2.1(b)(iii).

(d) Non-Underwritten Shelf Take-Downs. If a Shelf Holder desires to effect a Shelf Take-Down that does not constitute an Underwritten Shelf Take-Down (a “Non-Underwritten Shelf Take-Down”), provided that the Company receives written notice of the Non-Underwritten Shelf Take-Down at least two (2) Business Days prior to the consummation thereof, the Company shall use commercially reasonable efforts to ensure that upon the sale of Shares pursuant to an effective Shelf Registration Statement a customary legal opinion is promptly, and, in any event not later than one (1) Business Days following the date of such sale, issued to the Company’s transfer agent permitting the removal of legends from such Shares subject to the delivery of customary representation letters of selling Holders and/or brokers to the Company, the continuing effectiveness of the Shelf Registration Statement and satisfaction of customary procedures necessary to allow such transfer agent to remove such legends in connection with a sale pursuant to the Shelf Registration Statement.

(e) Continued Effectiveness. The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement filed pursuant to Section 2.1(a) hereof continuously effective under the Securities Act, including by filing a new Shelf Registration Statement if necessary, in order to permit the Prospectus (or any Prospectus supplement) forming a part thereof to be usable by a Shelf Holder until the earlier to occur of the date as of which (i) all Registrable Securities registered by such Shelf Registration Statement have been sold and (ii) all securities registered pursuant to the terms of this Agreement cease to constitute Registrable Securities as defined hereunder.

(f) Subsequent Shelf Registrations. If the Shelf Registration Statement filed under Section 2.1(a) or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the period described in Section 2.1(e), the Company shall use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend such Shelf Registration Statement in a manner designed to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional shelf registration statement pursuant to Rule 415 under the Securities Act (or any similar provision then in force) covering all of the Registrable Securities covered by and not sold under the Shelf Registration Statement (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall use commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective during the period described in Section 2.1(e). As used herein the term “Shelf Registration Statement” means the Shelf Registration Statement referenced in Section 2.1(a) and any Subsequent Shelf Registration Statements.

(g) Conversion to Form S-3. In the event the Company files a Form S-1 Shelf, the Company shall use commercially reasonable efforts to convert the Shelf Registration Statement to a Form S-3 Shelf as soon as reasonably practicable after the Company becomes a Seasoned Issuer or a Well-Known Seasoned Issuer.

Section 2.2 Registered Primary Offerings.

(a) Renesas Demand for Primary Registration. Prior to receipt of certification of all Regulatory Approvals or written confirmation by Renesas’s authorized representative of the granting of such Regulatory Approvals from the applicable regulatory authorities (where such certifications are not issued by the applicable regulatory authorities) for Renesas, subject to the provisions of this Article II and the provisions of the Disposition Agreement, at any time and from time to time, Renesas shall have the right to request in writing that the Company register the sale on Form S-1 (or any successor form thereto) or, if available, on Form S-3 (or any successor form thereto) under the Securities Act of Common Stock or other equity securities of the Company on a primary basis (“Primary Shares”) for purposes of a Registered Primary Offering (a “Primary Demand Right”) to execute sales to receive Base Consideration Proceeds and Contingent Additional Consideration Proceeds, as applicable. Renesas may initiate no more than one (1) Registered Primary Offering pursuant to this Section 2.2 during any 12-month period; provided, that, after the Company becomes a Seasoned Issuer or a Well-Known Seasoned Issuer, Renesas may initiate no more than two (2) Registered Primary Offerings pursuant to this Section 2.2 during any 12-month period. Notwithstanding the foregoing, if all Regulatory Approvals, other than CFIUS Approval or the Additional Approvals, have been obtained, Renesas shall not have the ability to exercise the Primary Demand Right until nineteen (19) weeks after the Effective Date.

(b) Primary Demand Notices. All requests made pursuant to this Section 2.2 shall be made by providing written notice to the Company (each such written notice, a “Primary Demand Notice”), which notice shall specify the aggregate number and class or classes of Primary Shares proposed to be registered by the Company and the minimum price at which any sale of Primary Shares may be executed. The Company shall effect any requested Primary Demand Registration using a Form S-3 whenever the Company is a Seasoned Issuer or a Well-Known Seasoned Issuer and shall use an Automatic Shelf Registration Statement if it is a Well-Known Seasoned Issuer.

(c) Primary Demand Filing. Subject to Section 2.3, promptly after receipt of any Primary Demand Notice, the Company shall give an Initial Notice of the Primary Demand Notice to all Holders of Registrable Securities and otherwise comply with Section 3.1(a). Upon delivery of a Primary Demand Notice, the Holders may elect to sell Registrable Securities in such Registered Primary Offering, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as applicable to the Primary Shares, by following the procedure set forth in Section 3.1(a) (but, in all cases, subject to Section 2.7 and Section 3.2(d)). Subject to Section 2.3, the Company shall use reasonable best efforts to file (or confidentially submit) the Registration Statement in respect of a Primary Demand Notice as soon as practicable and, in any event, within thirty (30) days after receiving a Primary Demand Notice and shall use commercially reasonable efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing (or confidential submission) and, in any event, within five (5) Business Days of resolving all Commission comments or receiving notice that such Registration Statement will not be reviewed. The Company shall use reasonable best efforts to file any necessary Prospectus supplement or post-effective amendments to such Registration Statement as and when necessary in order to facilitate the Registered Primary Offering. All determinations as to whether to complete any Registered Primary Offering and as to the timing, manner, price and other terms of any Registered Primary Offering shall be at the discretion of Renesas.

(d) Selection of Underwriters. If Renesas delivers a Primary Demand Notice, Renesas shall select the managing underwriter or underwriters to administer such Registered Primary Offering, which managing underwriter or underwriters shall be investment banking firms of nationally recognized standing and shall be reasonably acceptable to the Company, such acceptance not to be unreasonably withheld, conditioned or delayed.

(e) Primary Demand Withdrawal. Renesas may withdraw a Primary Demand Notice by providing written notice to the Company at any time prior to the execution of an underwriting agreement, and such Primary Demand Notice shall not be counted towards the limitations set forth in Section 2.2(a).

(f) Termination of Primary Demand Right. The Primary Demand Right will terminate on the Renesas Base Distribution Date.

(g) Notwithstanding any provision of this Agreement to the contrary, Renesas may not provide a Primary Demand Notice during the period beginning upon the receipt by Renesas of an Initial Notice and ending upon the consummation or withdrawal of the related Piggyback Registration.

Section 2.3 Deferral or Suspension of Registration; Grace Periods. If (a) the Company receives a Primary Demand Notice or an Underwritten Shelf Take-Down Notice and the Board, in its good faith judgment after consultation with outside legal counsel of the Company, determines that it would be materially adverse to the Company for such Registration Statement to be filed or declared effective on or before the date such filing or effectiveness would otherwise be required hereunder, or for such Registration Statement or Prospectus included therein to be used to sell Shares or Primary Shares or for such Underwritten Shelf Take-Down to be effected, because such action would: (i) have a detrimental impact on alternate transactions (including, but not limited to, merger, acquisition or offering transactions) being contemplated by the Company, including, but not limited to, requiring the Company (in the reasonable judgment of the Company) to disclose such alternate transaction in a manner that would meaningfully interfere with such transaction; (ii) based on the advice of the Company’s outside counsel, require disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential, provided, that, the exception in clause (ii) shall continue to apply only during the time in which such business purpose is continuing and such material non-public information has not been disclosed and remains material; or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act or (b) the Company is subject to a Commission stop order suspending the effectiveness of any Registration Statement or the initiation of proceedings with respect to such Registration Statement under Section 8(d) or 8(e) of the Securities Act, then the Company shall have the right to defer such filing (but not the preparation), initial effectiveness or continued use of a Registration Statement and the Prospectus included therein, provided that, unless consented to in writing by the Holders holding a majority of the Registrable Securities proposed to be included (in the case of an Underwritten Shelf Take-Down) (including, if Renesas participates in such Underwritten Shelf-Take-Down, the Non-Renesas Holders holding a majority of the Registrable Securities proposed to be included in such Underwritten Shelf Take-Down held by Non-Renesas Holders) or Renesas (in the case of a Registered Primary Offering), the Company shall not use the deferral or suspension rights provided under Section 2.3(a) more than twice in any 12-month period or for more than ninety (90) calendar days in the aggregate in any 12-month period. For the avoidance of doubt, Renesas shall have the right to demand the filing of a draft registration statement during such period in furtherance of Section 2.2; provided that the Company shall not be required to publicly file a Registration Statement until the day following the expiration of such period. If the Company shall so postpone the filing, initial effectiveness or continued use of a Registration Statement with respect to a Primary Demand Notice or an Underwritten Shelf Take-Down Notice and if Renesas or the applicable Shelf Holder, respectively, within thirty (30) days after receipt of the notice of postponement advises the Company in writing that it has determined to withdraw such Primary Demand Notice or Underwritten Shelf Take-Down Notice, then such Primary Demand Notice or Underwritten Shelf Take-Down Notice shall be deemed to be withdrawn and shall not be counted towards the limitations set forth in Section 2.1(b) or Section 2.2(a). In the event of any deferral or suspension pursuant to this Section 2.3, the Company shall (i) use commercially reasonable efforts to keep the Shelf Holders or Renesas, as applicable, apprised of the estimated length of the anticipated delay; and (ii) notify the Shelf Holders or Renesas, as applicable, promptly upon termination of the deferral or suspension. After the expiration of the deferral or suspension period and without any further request from the applicable Shelf Holder or Renesas, as applicable, to the extent such Shelf Holder or Renesas has not withdrawn the Primary Demand Notice or Underwritten Shelf Take-Down Notice, if applicable, the Company shall as promptly as reasonably practicable prepare and file (or confidentially submit) a Registration Statement or post-effective amendment or supplement to the applicable Registration Statement or document, or file any other required document, as applicable, and cause any such amendment to be declared effective as promptly as practicable so that, as thereafter delivered to purchasers of the Registrable Securities or Primary Shares included therein, the Prospectus will not include a material misstatement or omission and will be effective and useable for the sale of Registrable Securities or Primary Shares. Notwithstanding any provision of this Agreement to the contrary, sales of Shares or Primary Shares through any Underwritten Offering or Registered Primary Offering shall be subject to market conditions, applicable laws, and customary quarterly blackout rights, and shall only take place during open trading window periods under the Company’s insider trading policy.

Section 2.4 Effective Registration Statement. A registration required or requested pursuant to this Article II shall not be deemed to have been effected, nor shall such registration be counted towards the limitations set forth in Section 2.1(b) or Section 2.2(a):

(a) unless a Registration Statement with respect thereto has been declared effective by the Commission and remains effective in compliance with the provisions of the Securities Act and the laws of any U.S. state or other jurisdiction applicable to the disposition of Registrable Securities or Primary Shares covered by such Registration Statement for (x) not less than 180 days (or such shorter period as will terminate when all of such Registrable Securities or Primary Shares shall have been disposed of in accordance with such Registration Statement) or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of external counsel for the Company, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities or Primary Shares by an underwriter or dealer or (y) in respect of a Shelf Registration Statement filed pursuant to Section 2.1(a) hereof, for such period as is provided in Section 2.1(e) hereof;

(b) if, after it becomes effective, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental authority or court for any reason other than a violation of applicable law solely by any Selling Holder and has not thereafter become effective;

(c) unless the offering, in the case of an Underwritten Shelf Take-Down, has resulted in the disposition by the Holders of at least 75% of the amount of Registrable Securities requested in good faith for disposition (inclusive of any Registrable Securities reduced from such Underwritten Shelf Take-Down pursuant to the terms of Section 2.5 or Section 3.2, as applicable);

(d) with respect to any request for a Registration Statement or an offering, to the extent the applicable Holders shall have reimbursed the Company for all reasonable and documented expenses of the Company related to such Registration Statement or offering; or

(e) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement applicable to the Company are not satisfied or waived other than by reason of any breach or failure by any Selling Holder.

Section 2.5 Selection of Underwriters; Cutback.

(a) Selection of Underwriters. If a Shelf Holder intends to offer and sell the Registrable Securities covered by its request under this Article II by means of an Underwritten Shelf Take-Down, the participating Shelf Holders shall mutually select, in the final determination of the Holders of a majority of the Registrable Securities under such Underwritten Shelf Take-Down, the managing underwriter or underwriters to administer such offering, which managing underwriter or underwriters shall be investment banking firms of nationally recognized standing and shall be reasonably acceptable to the Company, such acceptance not to be unreasonably withheld, conditioned or delayed.

(b) Underwriter’s Cutback. Notwithstanding any other provision of this Article II or Section 3.1, if the managing underwriter or underwriters of an Underwritten Shelf Take-Down advise the Company in their good faith opinion that the inclusion of all such Registrable Securities proposed to be included in such Underwritten Shelf Take-Down would be reasonably likely to interfere with the successful marketing, including, but not limited to, the pricing, timing or distribution, of the Registrable Securities in such Underwritten Shelf Take-Down, then the number of securities proposed to be included in such Underwritten Shelf Take-Down shall be allocated among the Company, the Selling Holders and all other Persons selling securities in such Underwritten Shelf Take-Down in the following order:

(i) first, the Registrable Securities of the class or classes (or convertible or exercisable at the Holder’s option into or for such class or classes) proposed to be included in such Underwritten Shelf Take-Down, pro rata among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be included in such Underwritten Shelf Take-Down by each such Holder at the time of such Underwritten Shelf Take-Down;

(ii) second, all other securities of the same class or classes (or convertible or exercisable at the holder’s option into or for such class or classes) requested to be included in such Underwritten Shelf Take-Down other than securities to be sold by the Company; and

(iii) third, the securities of the same class or classes to be sold by the Company.

No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such offering. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of any other Persons) in such offering if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited.

Section 2.6 Lock-up.

(a) If requested by the managing underwriters in connection with any Underwritten Offering, each Holder (i) who together with its Affiliates owns 10% or more of the Common Stock on a fully-diluted basis at the time of such Underwritten Offering, (ii) who possesses the right to select one or more members of the Board or (iii) who is a natural person and serving as a director or executive officer of the Company shall agree to be bound by customary lock-up agreements providing that such Holder shall not, directly or indirectly, effect any Transfer (including sales pursuant to Rule 144) of any such Shares without prior written consent from the underwriters managing such Underwritten Offering during a period beginning on the date of launch of such Underwritten Offering and ending up to ninety (90) days from and including the date of pricing or such shorter period as reasonably requested by the underwriters managing such Underwritten Offering (the “Lock-Up Period”); provided, that, (A) the foregoing shall not apply to any Shares that are offered for sale as part of such Underwritten Offering, (B) such Lock-Up Period shall be no longer than and on substantially the same terms as the lock-up period applicable to the Company and the executive officers and directors of the Company, (C) such Lock-Up Period shall include customary carve-outs as negotiated in good faith between the Holder and the underwriter and (D) the Holders shall have been offered the opportunity to participate in such Underwritten Offering pursuant to the terms of Article III hereof (subject to the terms of Section 2.5 or Section 3.2, as applicable). Each such Holder agrees to execute a customary lock-up agreement in favor of the underwriters to such effect.

(b) The terms of this Section 2.6 will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.

Section 2.7 Participation in Underwritten Offering; Information by Holder. No Holder may participate in an Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Shares on the basis provided in any underwriting arrangements, and in accordance with the terms and provisions of this Agreement, including any lock-up arrangements, and (b) completes and executes all questionnaires, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. In addition, the Holders shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holders, as applicable, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article II. Nothing in this Section 2.7 shall be construed to create any additional rights regarding the registration of Shares in any Person otherwise than as set forth herein or require any Holder to make any representations, warranties or agreements in respect of or relating to the Company. The Company will use commercially reasonable efforts to ensure that (i) underwriting arrangements shall be in customary form, (ii) no underwriter shall require any Holder to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution, and (iii) any representation required to be made by such Holder by law and any other representations, warranties and agreements customarily made by selling securityholders registering securities in similar circumstances to the extent the same do not relate to the Company. If, despite the Company’s commercially reasonable efforts, an underwriter requires any Holder to make additional representations or warranties to or agreements with such underwriter, such Holder may elect not to participate in such Underwritten Offering and shall not be bound by Section 2.7 hereof.

Section 2.8 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA), (ii) all fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters and one counsel for the Selling Holders that are Non-Renesas Holders in connection with blue sky qualifications of the Shares or Primary Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Shares and the Primary Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company and its Subsidiaries (including the expenses related to any “comfort” letters), (v) all fees and expenses incurred in connection with the listing of the Shares or the Primary Shares on any securities exchange and all rating agency fees, (vi) all fees and documented out-of-pocket disbursements of underwriters customarily paid by the issuer or sellers of securities and subject to reimbursement by the issuer pursuant to the applicable underwriting agreement, including expenses of any special experts retained in connection with the registration (excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to underwriters to the extent agreed to be paid by such underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Shares or Primary Shares under the securities or blue sky laws of any state)), (vii) all reasonable fees and documented out-of-pocket expenses of Selling Holders’ Counsel for the Non-Renesas Holders of Registrable Securities included in a Piggyback Registration or Shelf Take-Down, as applicable, not to exceed $50,000 per Piggyback Registration or Shelf Take-Down (as applicable), and (viii) fees and expenses of other Persons retained by the Company, and any other reasonable expenses customarily paid by the issuers of securities, will be borne by the Company, regardless of whether the Registration Statement becomes effective (or such offering is completed) and whether or not all or any portion of the Registrable Securities originally requested to be included in such registration or offering are ultimately included in such registration or offering; provided, however, that (A) any underwriting discounts, commissions or fees in connection with the sale of the Registrable Securities will be borne by the Holders pro rata on the basis of the number of Shares so offered and sold, (B) any underwriting discounts, commissions or fees in connection with the sale of the Primary Shares will be borne by Renesas, (C) transfer taxes with respect to the sale of Registrable Securities will be borne by the Holder of such Registrable Securities, (D) the fees and expenses of any accountants or other persons retained or employed by any Holder will be borne by such Holder and (E) for the avoidance of doubt, Renesas will bear all of Renesas’ financial, legal and other advisor fees in connection with any (i) registration of Registrable Securities hereunder or any offering thereof in which Renesas is a Selling Holder or (ii) Registered Primary Offering.

ARTICLE III

PIGGYBACK REGISTRATION

Section 3.1 Notices.

(a) If the Company at any time proposes for any reason to register the sale of Common Stock or other equity securities of the Company under the Securities Act (other than a Non-Underwritten Shelf Take-Down, sales under the ELOC/ATM, sales under any other “at-the-

market” offering, a dividend reinvestment plan or rights offering, a registration on Form S-4 or Form S-8, or any successor of either such form, or a registration relating solely to the offer and sale to the Company’s directors or employees pursuant to any employee share plan or other employee benefit plan or arrangement) whether or not Common Stock or other equity securities of the Company are to be sold by the Company or otherwise, and whether or not in connection with any Primary Demand Registration pursuant to Section 2.2, or any other agreement (such registration, a “Piggyback Registration”), the Company shall give to each Holder holding Registrable Securities of the same class or classes proposed to be registered (or convertible or exercisable at the Holder’s option into or for such class or classes) written notice of its intention to so register the Shares, Primary Shares or other equity securities of the Company at least eight (8) Business Days prior to the expected date of filing of such Registration Statement or amendment or supplement thereto in which the Company first intends to identify any selling stockholders and the number of Registrable Securities and Primary Shares to be sold (each such notice, an “Initial Notice”). The Company shall, subject to the provisions of Section 3.2 and Section 3.3 below, include in such Piggyback Registration on the same terms and conditions as the securities otherwise being sold, all Registrable Securities of the same class or classes as the Common Stock or other equity securities of the Company proposed to be registered (or convertible or exercisable at the Holder’s option into or for such class or classes) with respect to which the Company has received written requests from Holders for inclusion therein within the time period specified by the Company in the applicable Initial Notice, which time period shall be not less than five (5) Business Days after sending the applicable Initial Notice (each such written request, a “Piggyback Notice”), which Piggyback Notice shall specify the number of Shares proposed to be included in the Piggyback Registration.

(b) If a Holder does not deliver a Piggyback Notice within the period specified in Section 3.1(a), such Holder shall be deemed to have irrevocably waived any and all rights under this Article III with respect to such registration (but not with respect to future registrations in accordance with this Article III).

(c) No registration effected under this Section 3.1 shall relieve the Company of its obligation to effect any registration or Shelf Take-Down under Section 2.1 or Section 2.2 hereof, and no registration effected pursuant to this Section 3.1 shall be deemed to have been effected pursuant to Section 2.1 or Section 2.2 hereof, and no Piggyback Registration shall count towards the number of Underwritten Shelf Take-Downs that a Shelf Holder is entitled to make pursuant to Section 2.1 hereof or Registered Primary Offerings that Renesas is entitled to initiate pursuant to Section 2.2 hereof. The Initial Notice, the Piggyback Notice and the contents thereof shall be kept confidential until the public filing of the applicable Registration Statement, post-effective amendment or Prospectus supplement.

Section 3.2 Underwriter’s Cutback. If the managing underwriter of an Underwritten Offering (including an offering pursuant to Section 2.2) that includes a Piggyback Registration advises the Company that it is the managing underwriter’s good faith opinion that the inclusion of all such Registrable Securities proposed to be included in such Underwritten Offering would be reasonably likely to interfere with the successful marketing, including, but not limited to, the pricing, timing or distribution, of the Registrable Securities or the Primary Shares to be offered thereby, then the number of securities proposed to be included in such Underwritten Offering shall be allocated among the Company, the Selling Holders and all other Persons selling securities in such Underwritten Offering in the following order:

(a) If the Piggyback Registration referred to in Section 3.1 is initiated as an underwritten primary registration on behalf of the Company (other than a Registered Primary Offering pursuant to Section 2.2), then, with respect to each class proposed to be registered:

(i) first, Common Stock or other equity securities of the Company of the class or classes proposed to be registered that the Company proposes to sell, as applicable;

(ii) second, all Registrable Securities of the same class or classes (or convertible or exercisable at the Holder’s option into or for such class or classes) held by Holders requested to be included in such Piggyback Registration (pro rata among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be included in such offering by each such Holder at the time of such Piggyback Registration); and

(iii) third, all other securities of the same class or classes (or convertible or exercisable at the holder’s option into or for such class or classes) requested to be included in such Piggyback Registration.

(b) if the Piggyback Registration referred to in Section 3.1 is an Underwritten Shelf Take-Down, then the provisions of Section 2.5(b) shall apply.

(c) if the Piggyback Registration referred to in Section 3.1 is an underwritten secondary registration on behalf of any holder of securities other than a Holder, then, with respect to each class proposed to be registered:

(i) first, the securities of the class or classes proposed to be registered held by such holder;

(ii) second, the Registrable Securities of the same class or classes (or convertible or exercisable at the Holder’s option into or for such class or classes) held by Holders requested to be included in such Piggyback Registration (pro rata among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be included in such registration by each such Holder at the time of such Piggyback Registration);

(iii) third, all other securities of the same class or classes (or convertible or exercisable at the holder’s option into or for such class or classes) requested to be included in such Piggyback Registration other than securities to be sold by the Company; and

(iv) fourth, the Common Stock or other equity securities of the Company of the same class or classes to be sold by the Company.

(d) if the Piggyback Registration referred to in Section 3.1 is a Registered Primary Offering, then, with respect to each class proposed to be registered:

(i) first, the Primary Shares and all Registrable Securities of the same class or classes (or convertible or exercisable at Renesas’ option into or for such class or classes) held by Renesas requested to be included in such Registered Primary Offering;

(ii) second, all Registrable Securities of the same class or classes (or convertible or exercisable at the Holder’s option into or for such class or classes) held by Holders other than Renesas requested to be included in such Registered Primary Offering (pro rata among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be included in such registration by each such Holder at the time of such Registered Primary Offering);

(iii) third, all other securities of the same class or classes (or convertible or exercisable at the holder’s option into or for such class or classes) requested to be included in such Registered Primary Offering other than securities to be sold by the Company; and

(iv) fourth, any additional securities of the same class or classes to be sold by the Company.

Section 3.3 Company Control. Except for a Registration Statement being filed in connection with a Shelf Registration or the exercise of a Primary Demand Right, the Company may decline to file a Registration Statement after an Initial Notice has been given or after receipt by the Company of a Piggyback Notice, and the Company may withdraw a Registration Statement after filing and after such Initial Notice or Piggyback Notice, but prior to the effectiveness of the Registration Statement, provided, that, the Company shall promptly notify the Selling Holders in writing of any such action.

Section 3.4 Selection of Underwriters. If the Company intends to offer and sell Common Stock or other equity securities of the Company by means of an Underwritten Offering (other than an offering pursuant to Section 2.1 or Section 2.2), the Company shall select the managing underwriter or underwriters to administer such Underwritten Offering, which managing underwriter or underwriters shall be investment banking firms of nationally recognized standing.

Section 3.5 Withdrawal of Registration. Any Holder shall have the right to withdraw all or a part of its Piggyback Notice by giving written notice to the Company of such withdrawal at any time prior to the execution of an underwriting agreement.

ARTICLE IV

REGISTRATION PROCEDURES

Section 4.1 Registration Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use commercially reasonable efforts to effect the registration of any Registrable Securities or Primary Shares or the offering thereof, the Company shall, as expeditiously as reasonably practicable:

(a) in the case of Registrable Securities, use commercially reasonable efforts to cause a Registration Statement that registers such Registrable Securities to become and remain effective for a period of 180 days or, if earlier, until the earlier to occur of the date as of which

(i) all of such Registrable Securities covered thereby have been disposed of and (ii) all securities registered pursuant to the terms of this Agreement cease to constitute Registrable Securities as defined hereunder; provided, that, in the case of any registration of Registrable Securities on a Shelf Registration Statement which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary or contemplated by Section 2.1(e), to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of such Registrable Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the Company is no longer required to keep the registration statement continuously effective pursuant to Section 2.1(e) of this Agreement;

(b) (x) with respect to a Shelf Registration or Piggyback Registration, furnish to each Selling Holder, and (y) with respect to a Registered Primary Offering, furnish to Renesas, in each case at least ten (10) Business Days before filing the related Registration Statement, or such shorter period as reasonably practical or necessary due to the timing requirements of Section 2.1(c)(i), as applicable, copies of such Registration Statement or any amendments or supplements thereto, which documents shall be subject to the review, comment and reasonable approval by (x) counsel to Renesas (including any reasonably necessary local counsel), to the extent any Registrable Securities beneficially owned by Renesas are included on such Registration Statement, and (y) solely in the case of a Shelf Registration or Piggyback Registration, one (1) lead counsel (and any reasonably necessary local counsel) selected by the Non-Renesas Holders who beneficially own a majority of any Registrable Securities owned by Non-Renesas Holders included on such Registration Statement, and who shall represent all Selling Holders that are Non-Renesas Holders as a group (such counsel in (x) and (y), collectively, the “Selling Holders’ Counsel”) (it being understood that such ten (10) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Selling Holders’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(c) furnish to Renesas (in the case of a Registered Primary Offering) and each Selling Holder (in the case of a Shelf Registration or Piggyback Registration) and each underwriter, if any, such number of copies of final conformed versions of the applicable Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference) reasonably requested by Renesas or such Selling Holder (as applicable) or underwriter in writing;

(d) in the case of Registrable Securities and Primary Shares, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the applicable Prospectus or Prospectus supplement, including any Free Writing Prospectus as defined in Rule 405 under the Securities Act, used in connection therewith as may be (i) reasonably requested by any Selling Holder (in the case of a Shelf Registration or Piggyback Registration and to the extent such request relates to information relating to such Selling Holder) or any Holder requesting the inclusion of its Registrable Securities therein, or (ii) necessary to keep such Registration Statement effective for at least the period specified in Section 4.1(a) or elsewhere in this Agreement and to comply with the provisions of this Agreement and the Securities Act with respect to the sale or other disposition of such Registrable Securities and Primary Shares, and furnish to each Selling Holder (in the case of a

Shelf Registration or Piggyback Registration) and Renesas (in the case of a Registered Primary Offering) and to the managing underwriter(s), if any, within a reasonable period of time prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or Prospectus; provided, however, that, with respect to each Free Writing Prospectus or other materials to be delivered to purchasers at the time of sale of the Registrable Securities, the Company shall (i) ensure that no Registrable Securities are sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the sellers of the Registrable Securities, which Free Writing Prospectus or other materials shall be subject to the review of counsel to such sellers and (ii) make all required filings of all Free Writing Prospectuses or other materials with the Commission as are required;

(e) notify in writing each Selling Holder (in the case of a Shelf Registration or Piggyback Registration) and Renesas (in the case of a Registered Primary Offering) promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities or Primary Shares (as the case may be) for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and, in any such case as promptly as reasonably practicable thereafter, prepare and file an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(f) use commercially reasonable efforts to register or qualify such Registrable Securities and Primary Shares under such other securities or blue sky laws of such jurisdictions as the Selling Holders (in the case of a Shelf Registration or Piggyback Registration) reasonably request (or reasonably necessary, in the case of Primary Shares) and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holders to consummate their disposition in such jurisdictions; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4.1(f);

(g) in the case of a Shelf Registration or Piggyback Registration, furnish to each Selling Holder such number of copies of a summary Prospectus or other prospectus, including a preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders or any underwriter may reasonably request in writing;

(h) notify on a timely basis each Selling Holder of such Registrable Securities (in the case of a Shelf Registration or Piggyback Registration) at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, at the request of such Selling Holder, as soon as practicable prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offeree of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) make available to the Selling Holders, the Selling Holders’ Counsel, any underwriter participating in any disposition pursuant to such Registration Statement and counsel to the underwriter(s) (collectively, the “Inspectors”) any pertinent corporate records and documents reasonably requested to conduct customary due diligence in connection with the related disposition (collectively, the “Information”) and, to the extent customary and requested by the underwriter(s) participating in any such disposition, request that the independent public accountants who have certified the Company’s financial statements make themselves available, at reasonable times and for reasonable periods, to discuss the business of the Company. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless otherwise agreed between the Inspector and the Company;

(j) in the case of an Underwritten Offering, cause to be delivered to the underwriters of such Underwritten Offering a “comfort” letter in customary form and at customary times and covering matters of the type customarily covered by such comfort letters from its independent certified public accountants;

(k) in the case of an Underwritten Offering, cause to be delivered to the underwriters of such Underwritten Offering a written and signed legal opinion or opinions in customary form from its outside or in-house legal counsel dated the closing date of the Underwritten Offering;

(l) provide a transfer agent and registrar (which may be the same entity) for such Registrable Securities or Primary Shares and deliver to such transfer agent and registrar such customary forms, legal opinions from its outside or in-house legal counsel, agreements and other documentation as such transfer agent and/or registrar so request;

(m) issue to any underwriter to which any Selling Holders may sell Registrable Securities or the Company may sell Primary Shares in such offering certificates evidencing such Registrable Securities or Primary Shares;

(n) use commercially reasonable efforts to cause such Registrable Securities (in the case of a Shelf Registration or Piggyback Registration) and Primary Shares (in the case of a Registered Primary Offering) to be listed on any national securities exchange on which any Common Stock is listed or, if the Common Stock is not listed on a national securities exchange, upon the request of any Selling Holder of the Registrable Securities included in such registration (in the case of a Shelf Registration or Piggyback Registration) or Renesas (in the case of a Registered Primary Offering), use commercially reasonable efforts to qualify such Registrable Securities (in the case of a Shelf Registration or Piggyback Registration) and Primary Shares (in the case of a Registered Primary Offering) for inclusion on such national securities exchange as the Company shall designate;

(o) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, no later than sixty (60) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act or any successor rule thereto, provided that such requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act;

(p) notify the Selling Holders (in the case of a Shelf Registration or Piggyback Registration) and Renesas (in the case of a Registered Primary Offering) and the lead underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as promptly as reasonably practicable after notice thereof is received by the Company when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed;

(q) use commercially reasonable efforts to prevent the entry of, and use commercially reasonable efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

(r) promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the lead underwriter or underwriters, if any, and, in the case of a Shelf Registration or Piggyback Registration, each Selling Holder agree should be included therein relating to the plan of distribution with respect to such class of Registrable Securities or Primary Shares, which may include disposition of Registrable Securities or Primary Shares by all lawful means, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a public offering; and make all required filings of such Prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(s) if a Prospectus supplement will be used in connection with the marketing of an Underwritten Shelf Take-Down or Registered Primary Offering and the managing underwriter(s) at any time shall notify the Company in writing that, in the sole judgment of such managing underwriter(s), inclusion of detailed information to be used in such Prospectus supplement is of material importance to the success of such Underwritten Shelf Take-Down or Registered Primary Offering, the Company shall use commercially reasonable efforts to include such information in such Prospectus supplement;

(t) cooperate with each Selling Holder in the case of a Shelf Registration or Piggyback Registration and each underwriter or agent, if any, participating in the disposition of such Registrable Securities or Primary Shares and their respective counsel in connection with any filings required to be made with FINRA;

(u) provide a CUSIP number or numbers for all such shares, in each case not later than the effective date of the applicable registration statement;

(v) to the extent reasonably requested by the lead or managing underwriters in connection with an Underwritten Offering, send appropriate officers of the Company to attend any “roadshows” scheduled in connection with any such Underwritten Offering, with all out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;

(w) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as (i) in the case of a Shelf Registration or Piggyback Registration, the Selling Holder or Selling Holders, as the case may be, owning at least a majority of the Registrable Securities covered by any applicable Registration Statement shall reasonably request and (ii) in the case of a Registered Primary Offering, Renesas shall reasonably request, in each case in order to expedite or facilitate the disposition of such Registrable Securities and Primary Shares (as applicable), including customary indemnification and contribution to the effect and to the extent provided in Article V hereof, provided, however, that in the case of a Shelf Registration or a Piggyback Registration, if a Selling Holder becomes a party to any underwriting agreement or related documents, the Selling Holder shall not be required in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Selling Holder’s title to Registrable Securities and any written information provided by the Selling Holder to the Company expressly for inclusion in the related Registration Statement, and the liability of any Selling Holder under the underwriting agreement shall be several and not joint and in no event shall the liability of any Selling Holder under the underwriting agreement be greater in amount than the dollar amount of the proceeds received by such Selling Holder under the sale of the Registrable Securities pursuant to such underwriting agreement (net of underwriting discounts and commissions); and

(x) subject to all the other provisions of this Agreement, use commercially reasonable efforts to take all other steps necessary to effect the registration, marketing and sale of such Registrable Securities or Primary Shares contemplated hereby.

Section 4.2 Notice Opt-In and Opt-Out. Notwithstanding anything to the contrary in this Agreement, until a Holder makes an affirmative written election, the Company shall not deliver any notice or any information to such Holder that would reasonably be expected to constitute material non-public information (“MNPI”), including any applicable registration notices, or any other information under this Agreement. Upon receipt of a written election to receive such notices or information (an “Opt-In Election”) the Company shall provide to the Holder all applicable notices or information pursuant to this Agreement from the date of such Opt-In Election. At any time following a Holder making an Opt-In Election, such Holder may also make a written election to no longer receive any such notices or information (an “Opt-Out Election”), which election shall cancel any previous Opt-In Election, and, following receipt of such Opt-Out Election, the Company shall not deliver any such notice or information to such Holder from the date of such Opt-Out Election. An Opt-Out Election may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-In Election or Opt-Out Election may revoke such election at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-In Elections and Opt-Out Elections. Should any Holder have made an Opt-In Election and have received a notice or any information that would reasonably be expected to constitute MNPI, such Holder agrees that it shall treat such MNPI as confidential in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to such Holder (the “Policies”) and shall not disclose such MNPI, in each case, without the prior written consent of the Company until such time as such MNPI is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement; provided, that, a Holder may deliver or disclose MNPI (A) to its Affiliates and its and its Affiliates’ directors, officers, employees, agents, external advisors or legal counsel (collectively, “Representatives”), but solely to the extent such disclosure reasonably relates to its evaluation of exercise of its rights under this Agreement and the sale of any Registrable Securities in connection therewith, and such Representatives are subject to the Policies or agree to hold the MNPI confidential on terms substantially consistent with this Section 4.2; (B) when disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (C) when disclosure of such information is required, in the reasonable opinion of such Holder’s counsel, by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement); or (D) when such information becomes available to any such Person from a source other than the Company and such source is not bound by a confidentiality agreement.

ARTICLE V

INDEMNIFICATION

Section 5.1 Indemnification by the Company. In connection with any Registration Statement in which a Holder is participating, the Company agrees to indemnify and hold harmless, to the full extent permitted by law, such Holder, its Affiliates and their respective officers, directors, managers, partners, members and representatives, and each of their respective successors and assigns, against any losses, claims, damages, liabilities and expenses, including amounts paid in settlement, caused by any violation by the Company of the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with the registration contemplated by such Registration Statement or any untrue or alleged untrue statement of a material fact contained in such Registration Statement or related Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or related Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by the Person asserting such loss, claim, damage, liability or expense specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Person and shall survive the transfer of such securities. The Company shall also provide customary indemnification to any underwriters participating in any Underwritten Offering.

Section 5.2 Indemnification by Selling Holders. Each Selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, the Company’s controlled Affiliates and its and their respective directors, managers, partners, members and representatives, and each of their respective successors and assigns, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance on and in conformity with any information furnished in writing by such Selling Holder to the Company expressly for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense; provided, that, the obligation to indemnify shall be several, not joint and several, for each Selling Holder and in no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the net proceeds (after deducting underwriting discounts and commissions) received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 5.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within thirty (30) days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent that it is materially prejudiced by reason of such delay or failure, but shall not relieve the indemnifying party from any other liability that it may have otherwise. Any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (c) the indemnified party has reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (d) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if such Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action or claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (iii) does not commit any indemnified party to take, or hold back from taking, any action. No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, and no indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, in each case which consent shall not be unreasonably withheld, conditioned or delayed.

Section 5.4 Other Indemnification. Indemnification similar to that specified in this Article V (with appropriate modifications) shall be given by the Company and each Selling Holder with respect to any required registration or other qualification of Registrable Securities under Federal or state law or regulation of governmental authority other than the Securities Act.

Section 5.5 Contribution. If for any reason the indemnification provided for in Section 5.1 or Section 5.2 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 5.1 and Section 5.2, then (i) the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of the Registrable Securities. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.5. Notwithstanding the provisions of this Section 5.5, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities giving rise to such indemnification and contribution obligation exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5.3, defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 5.5 to contribute shall be several in proportion to the dollar amount of the net proceeds (after deducting underwriting discounts and commissions) received by such Selling Holders with respect to the sale of the Registrable Securities giving rise to such contribution obligation and not joint.

ARTICLE VI

COMPLIANCE WITH EXEMPTION REQUIREMENTS

Section 6.1 Compliance with Exemption Requirements. So long as any Registrable Securities remain outstanding, the Company shall take all actions reasonably necessary to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Section 4(a)(7), Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time or any similar rules or regulations adopted by the Commission, including, without limiting the generality of the foregoing, (i) making and keeping current public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, (ii) filing with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, to the extent so required, and (iii) at the request of any Holder if such Holder proposes to sell securities in compliance with Section 4(a)(7), Rule 144 or Rule 144A, forthwith furnish to such Holder, as applicable, a written statement of compliance with the reporting requirements of the Commission as set forth in such rules and make available to such Holder such information as will enable the Holder to make sales pursuant to Section 4(a)(7), Rule 144 or Rule 144A.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Severability. If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.2 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware irrespective of the choice of laws principles thereof. The parties agree that any legal action or proceeding regarding this Agreement shall be brought and determined exclusively in a state or federal court located within the State of Delaware. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.3 Other Registration Rights. The Company shall not grant any demand, piggyback or shelf registration rights, the terms of which are senior to or conflict with the rights granted to the Holders hereunder to any other Person, without the prior written consent of the Required Holders.

Section 7.4 Additional Rights. If the Company at any time after the date hereof grants to any other holders of Common Stock or securities of the Company convertible or exercisable into or for Common Stock any rights to request the Company to effect the registration under the Securities Act of any shares of Common Stock on terms more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits.

Section 7.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto, each of which, in the case of the Holders and any Transferees thereof, shall agree to become subject to the terms of this Agreement by executing an Adoption Agreement and be bound to the same extent as the parties hereto. The Company may not assign any of its rights or delegate any of its duties hereunder (a) with respect to Section 2.2 and any associated rights and duties herein, without the prior written consent of Renesas for so long as Renesas holds or beneficially owns any Registrable Securities, and (b) with respect to any other rights or duties hereunder, without the prior written consent of the Required Holders. Any Holder may, at its election and at any time or from time to time, assign its rights and delegate its duties hereunder, in whole or in part, to any Transferee of such Holder (each, an “Assignee”); provided, that no such assignment shall be binding upon or obligate the Company to any such Assignee unless and until such Assignee delivers the Company an Adoption Agreement; provided, that (i) any rights assigned hereunder shall apply only in respect of Registrable Securities that are Transferred and not in respect of any other securities that the Transferee may hold and (ii) any Registrable Securities that are Transferred may cease to constitute Registrable Securities following such Transfer in accordance with the terms of this Agreement. If a Holder assigns its rights under this Agreement in connection with the Transfer of less than all of its Registrable Securities, the Holder shall retain its rights under this Agreement with respect to its remaining Registrable Securities. If a Holder assigns its rights under this Agreement in connection with the Transfer of all of its Registrable Securities, the Holder shall have no further rights or obligations under this Agreement, except under Article V hereof in respect of offerings in which such Holder participated or registrations in which Registrable Securities held by such Holder were included. Any purported assignment in violation of this provision shall be null and void ab initio.

Section 7.6 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if delivered in writing in person, by electronic mail or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties. All such notices, requests, consents and other communications shall be delivered as follows:

(a) if to the Company, to:

Wolfspeed, Inc.

4600 Silicon Drive

Durham, NC 27703

Attention: Melissa Garrett

Email:

with a copy, in each case, (which shall not constitute notice), to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention:   Tad J. Freese

Richard Kim

E-mail:   Tad. Freese@lw.com

Richard.Kim2@lw.com

(b) if to Renesas, to the address or e-mail address set forth under Renesas’ name in Schedule I attached hereto,

with a copy, in each case, (which shall not constitute notice), to:

Kirkland & Ellis LLP

1301 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

Attention: Rachel W. Sheridan, P.C.

Shagufa R. Hossain, P.C.

Anthony L. Sanderson

Email: rachel.sheridan@kirkland.com

shagufa.hossain@kirkland.com

anthony.sanderson@kirkland.com

(c) if to any Non-Renesas Holder, to the address or e-mail address set forth under such other Holder’s name in Schedule I attached hereto,

with a copy, in each case, (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attn:  Ryan P. Dahl

Matthew M. Roose

Sam Badawi

Email: ryan.dahl@ropesgray.com

matthew.roose@ropesgray.com

sam.badawi@ropesgray.com

All such notices, requests, consents and other communications shall be deemed to have been received (i) in the case of personal delivery or delivery by facsimile or electronic mail, on the date of such delivery, (ii) in the case of dispatch by nationally recognized overnight courier, on the next Business Day following such dispatch and (iii) in the case of mailing, on the fifth (5th) Business Day after the posting thereof.

Section 7.7 Headings. The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

Section 7.8 Additional Parties. Additional parties to this Agreement shall only include each Holder (a) who has executed an Adoption Agreement, in the form attached hereto as Exhibit A, or (b) who (i) is bound by and subject to the terms of this Agreement, and (ii) has adopted this Agreement with the same force and effect as if it were originally a party hereto.

Section 7.9 Adjustments. If, and as often as, there are any changes in the Shares or securities convertible into or exchangeable into or exercisable for Shares as a result of any reclassification, recapitalization, split (including a reverse split), or subdivision or combination, exchange or readjustment of shares, or any share dividend or share distribution, merger, amalgamation or other similar transaction affecting such Shares or such securities, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to such Shares or such securities as so changed.

Section 7.10 Entire Agreement. This Agreement and the other writings referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such subject matter.

Section 7.11 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that the other parties hereto, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any party hereto from pursuing any other rights and remedies at law or in equity which such party may have.

Section 7.12 Counterparts; Facsimile or .pdf Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same document. This Agreement may be executed by facsimile or .pdf signature, which for the avoidance of doubt shall include DocuSign, and a facsimile or .pdf signature, which for the avoidance of doubt shall include DocuSign, shall constitute an original for all purposes.

Section 7.13 Amendment. Other than with respect to amendments to Schedule I attached hereto, which may be amended by the Company from time to time to reflect the Holders at such time, this Agreement may not be amended, modified or supplemented without the written consent of the Required Holders; provided, however, that, with respect to a particular Holder or group of Holders, any such amendment, supplement, modification or waiver that (a) would materially and adversely disproportionately affect such Holder or group of Holders in any respect as compared to any other Holder or group of Holders or (b) would disproportionately benefit any other Holder or group of Holders or confer any benefit on any other Holder or group of Holders to which such Holder of group of Holders would not be entitled, shall not be effective against such Holder or group of Holders unless approved in writing by such Holder or the Holders of a majority of the Registrable Securities held by such group of Holders, as the case may be. For the avoidance of doubt, the Company and Renesas (for so long as Renesas holds or beneficially owns any Registrable Securities) can amend Section 2.2 and any associated rights, duties and definitions without the written consent of any other Holder so long as such amendment is not materially adverse any such Holders.

Section 7.14 Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any extension or waiver pursuant to this Section 7.14 will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 7.15 Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as the Company may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section 7.16 No Third-Party Beneficiaries. Except pursuant to Article V, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns and other Persons expressly named herein.

Section 7.17 Interpretation; Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the schedules, exhibits and annexes, as the same may from time to time be amended, modified or supplemented, and not to any particular subdivision unless expressly so limited. References to “will” or “shall” mean that the party must perform the matter so described and a reference to “may” means that the party has the option, but not the obligation, to perform the matter so described. All references to sections, schedules, annexes and exhibits mean the sections of this Agreement and the schedules, annexes and exhibits attached to this Agreement, except where otherwise stated. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the party’s breach of the first covenant.

Section 7.18 Term. This Agreement shall terminate (i) with respect to any Holder, at such time as such Holder has no Registrable Securities and (ii) in full and be of no further effect at such time as there are no Registrable Securities held by any Holders. Notwithstanding the foregoing, Article V, Section 7.2, Section 7.6, and Section 7.17 shall survive any termination.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or been deemed to execute this Agreement, on the date first above written.

THE COMPANY:

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Name: Melissa Garrett
Title: Senior Vice President and General Counsel

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or been deemed to execute this Agreement, on the date first above written.

HOLDER: RENESAS ELECTRONICS AMERICA INC.

By:	/s/ Shuhei Shinkai
Name: Shuhei Shinkai
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Registration Rights Agreement, dated as of September 29, 2025, a copy of which is attached hereto (as amended, the “Registration Rights Agreement”), by the undersigned (the “Undersigned”) executing this Adoption. Capitalized terms used herein without definition are defined in the Registration Rights Agreement and are used herein with the same meanings set forth therein. By the execution of this Adoption, the Undersigned agrees as follows:

1. Acknowledgment. The Undersigned acknowledges that the Undersigned is acquiring certain Shares (or securities convertible into or exercisable for Shares), subject to the terms and conditions of the Registration Rights Agreement.

2. Agreement. The Undersigned (i) agrees that the Shares (or securities convertible into or exercisable for Shares) acquired by the Undersigned, and certain other Shares and other securities of the Company convertible into or exercisable for Shares that may be acquired by the Undersigned in the future, shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Registration Rights Agreement with the same force and effect as if the undersigned were originally a party thereto.

3. Notice. Any notice required as permitted by the Registration Rights Agreement shall be given to the Undersigned at the address listed beside the Undersigned’s signature below.

4. Opt-In Election. The undersigned Holder hereby notifies the Company of its decision to either exercise or decline its Opt-In Election by marking the appropriate box below.

[_] The undersigned Holder hereby exercises its Opt-In Election.

[_] The undersigned Holder hereby declines its Opt-In Election.

[NAME OF HOLDER]	Address for Notices:

By:	[•]
Name	[•]
Title:	Telephone: [•]
Date:	Email: [•]

Exhibit A

SCHEDULE I

List of Holders

[On file with the Company]